UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2015

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

(a) The Audit Committee (the “Audit Committee”) of the Board of Directors of RPM International Inc. (the “Company”) conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 31, 2016. On April 28, 2015, the Audit Committee approved the engagement of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 31, 2016, and the dismissal of Ernst & Young LLP (“EY”). The dismissal of EY will become effective upon the issuance by EY of its reports on (i) the Company’s consolidated financial statements as of and for the year ending May 31, 2015 and (ii) the effectiveness of internal control over financial reporting as of May 31, 2015 to be included in the Company’s Annual Report on Form 10-K for the year ending May 31, 2015.

EY’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended May 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended May 31, 2014, and 2013, and the subsequent interim periods through May 4, 2015, there were (i) no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of disclosures it is making in this Form 8-K and requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of EY’s letter dated May 4, 2015, is filed as Exhibit 16.1 hereto.

(b) During the fiscal years ended May 31, 2014, and 2013, and the subsequent interim periods through May 4, 2015, neither the Company nor anyone on its behalf has consulted with D&T regarding:

(i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue except for the following:

In connection with the Company’s accounting for the reconsolidation of its Specialty Products Holding Corp. (“SPHC”) and Bondex, Inc. subsidiaries in December 2014, D&T assisted the Company in the planning and implementation of its reconsolidation accounting requirements as well as other accounting requirements of the Company related to the chapter 11 proceedings. D&T provided oral advice which was an important factor considered in the Company’s treatment of the transaction under ASC 810, Consolidation, and ASC 805, Business Combinations. EY was consulted by the Company on this issue and concurred with the Company’s accounting.

(ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or

(iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 8.01	Other Events

Notice of Redemption to the Holders of the RPM United Kingdom G.P. by RPM Canada and RPM Canada Investment Company 6.70% Senior Notes due 2015 (CUSIP No. 749696AA8) (the “Notes”)

On April 28, 2015, pursuant to the Indenture, dated as of October 24. 2005 (the “Indenture”), by and among RPM United Kingdom G.P. by RPM Canada and RPM Canada Investment Company as its general partners, and in its name (“UKGP”), RPM International Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), UKGP requested that the Trustee deliver, and the Trustee delivered, to the holders of the Notes a notice of redemption (the “Redemption Notice”) pursuant to which UKGP will redeem the entire $150 million in aggregate principal amount outstanding of the Notes pursuant to Section 3.01 of the Indenture. The redemption date will be May 29, 2015 (the “Redemption Date”). The redemption price for the Notes is equal to the greater of (a) 100% of the principal amount of the Notes, and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to, but excluding, the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes and calculated on the third business day preceding the Redemption Date), plus 35 basis points, as set forth in the Notes, together with accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP, dated May 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date	May 4, 2015

/s/ Edward W. Moore
Edward W. Moore
Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP, dated May 4, 2015.